PRICING SUPPLEMENT dated July 31, 2026

(To the Product Supplement No. WF1 dated December 20, 2023, the Underlying Supplement No. 1A dated May 16, 2024 and the Prospectus Supplement and the Prospectus, each dated December 20, 2023)

Registration Statement No. 333-275898 Filed Pursuant to Rule 424(b)(2)

Royal Bank of Canada Senior Global Medium-Term Notes, Series J

$6,097,000 Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index due July 29, 2030

■  Linked to the lowest performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index (each referred to as an “Index”)

■  Unlike ordinary debt securities, the securities do not provide for fixed payments of interest, do not repay a fixed amount of principal at stated maturity and are subject to potential automatic call prior to stated maturity upon the terms described below. Whether the securities pay a contingent coupon, whether the securities are automatically called prior to stated maturity and, if they are not automatically called, whether you receive the face amount of your securities at stated maturity will depend, in each case, on the closing value of the lowest performing Index on the relevant calculation day. The lowest performing Index on any calculation day is the Index that has the lowest performance factor on that calculation day, calculated for each Index as the closing value of that Index on that calculation day divided by its starting value.

■  Contingent Coupon. The securities will pay a contingent coupon on a quarterly basis until the earlier of stated maturity or automatic call if the closing value of the lowest performing Index on the calculation day for the relevant quarter is greater than or equal to its coupon threshold value. However, if the closing value of the lowest performing Index on a calculation day is less than its coupon threshold value, you will not receive any contingent coupon for the relevant quarter. If the closing value of the lowest performing Index is less than its coupon threshold value on every calculation day, you will not receive any contingent coupons throughout the entire term of the securities. The coupon threshold value for each Index is equal to 70% of its starting value. The contingent coupon rate is 9.25% per annum.

■  Automatic Call. If the closing value of the lowest performing Index on any of the quarterly calculation days scheduled to occur from January 2027 to April 2030, inclusive, is greater than or equal to its starting value, the securities will be automatically called for the face amount plus a final contingent coupon payment.

■  Potential Loss of Principal. If the securities are not automatically called prior to stated maturity, you will receive the face amount at stated maturity if the closing value of the lowest performing Index on the final calculation day is greater than or equal to its downside threshold value. If the closing value of the lowest performing Index on the final calculation day is less than its downside threshold value, you will lose more than 30%, and possibly all, of the face amount of your securities. The downside threshold value for each Index is equal to 70% of its starting value.

■  If the securities are not automatically called prior to stated maturity, you will have full downside exposure to the lowest performing Index on the final calculation day from its starting value if its closing value on the final calculation day is less than its downside threshold value, but you will not participate in any appreciation of any Index and will not receive any dividends on the securities included in any Index.

■  Investors may lose a significant portion, or all, of the face amount.

■  Your return on the securities will depend solely on the performance of the Index that is the lowest performing Index on each calculation day. You will not benefit in any way from the performance of the better performing Indices. Therefore, you will be adversely affected if any Index performs poorly, even if any other Index performs favorably.

■  All payments on the securities are subject to credit risk, and you will have no ability to pursue the issuer of any securities included in any Index for payment; if Royal Bank of Canada, as issuer, defaults on its obligations, you could lose some or all of your investment.

■  No exchange listing; designed to be held to maturity or automatic call

The initial estimated value of the securities determined by us as of the pricing date, which we refer to as the initial estimated value, is $966.23 per security and is less than the original offering price of the securities. The market value of the securities at any time will reflect many factors, cannot be predicted with accuracy and may be less than this amount. We describe the determination of the initial estimated value in more detail below.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” beginning on page PS-9 herein and “Risk Factors” beginning on page PS-5 of the accompanying product supplement.

The securities are the unsecured obligations of Royal Bank of Canada, and, accordingly, all payments on the securities are subject to the credit risk Royal Bank of Canada. If Royal Bank of Canada, as issuer, defaults on its obligations, you could lose some or all of your investment.

None of the Securities and Exchange Commission (the “SEC”), any state securities commission or any other regulatory body has approved or disapproved of the securities or passed upon the adequacy or accuracy of this pricing supplement. Any representation to the contrary is a criminal offense. The securities will not constitute deposits insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. governmental agency or instrumentality. The securities are not bail-inable notes and are not subject to conversion into our common shares under subsection 39.2(2.3) of the Canada Deposit Insurance Corporation Act.

	Original Offering Price	Agent Discount(1)(2)	Proceeds to Royal Bank of Canada
Per Security	$1,000.00	$23.25	$976.75
Total	$6,097,000	$141,755.25	$5,955,244.75
(1)	Wells Fargo Securities, LLC is the agent for the distribution of the securities and is acting as principal. See “Terms of the Securities—Agent” and “Estimated Value of the Securities” in this pricing supplement for further information.

(2)	In addition to the forgoing, in respect of certain securities sold in this offering, our affiliate, RBC Capital Markets, LLC (“RBCCM”), may pay a fee of up to $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Wells Fargo Securities

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index due July 29, 2030

Terms of the Securities
Issuer:	Royal Bank of Canada
The Russell 2000® Index (the “RTY Index”), the S&P 500® Index (the “SPX Index”) and the EURO STOXX 50® Index (the “SX5E Index”) (each referred to as an “Index,” and collectively as the “Indices”)
Market Measures:	Market Measure	Bloomberg Ticker Symbol	Starting Value(a)	Coupon Threshold Value(b)	Downside Threshold Value(b)
	RTY Index	RTY	2,931.339	2,051.9373	2,051.9373
	SPX Index	SPX	7,489.72	5,242.804	5,242.804
	SX5E Index	SX5E	6,358.01	4,450.607	4,450.607
(a) With respect to each Index, the closing value of that Index on the pricing date
(b) With respect to each Index, 70% of its starting value
Pricing Date:	July 31, 2026
Issue Date:	August 5, 2026
Final Calculation Day*:	July 24, 2030
Stated Maturity Date*:	July 29, 2030
Face Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Contingent Coupon Payment:

On each contingent coupon payment date, you will receive a contingent coupon payment at a per annum rate equal to the contingent coupon rate if the closing value of the lowest performing Index on the related calculation day is greater than or equal to its coupon threshold value. Each “contingent coupon payment,” if any, will be calculated per security as follows: ($1,000 × contingent coupon rate) / 4. Any contingent coupon payment will be rounded to the nearest cent, with one-half cent rounded upward.

If the closing value of the lowest performing Index on any calculation day is less than its coupon threshold value, you will not receive any contingent coupon payment on the related contingent coupon payment date. If the closing value of the lowest performing Index is less than its coupon threshold value on all calculation days, you will not receive any contingent coupon payments over the term of the securities.

Contingent Coupon Payment Dates*:	Quarterly, on the third business day following each calculation day, provided that the contingent coupon payment date with respect to the final calculation day will be the stated maturity date
Contingent Coupon Rate:	The “contingent coupon rate” is 9.25% per annum.
Automatic Call:

If the closing value of the lowest performing Index on any of the quarterly calculation days scheduled to occur from January 2027 to April 2030, inclusive, is greater than or equal to its starting value, the securities will be automatically called, and on the related call settlement date you will be entitled to receive a cash payment per security in U.S. dollars equal to the face amount plus a final contingent coupon payment. The securities will not be subject to automatic call until the second calculation day, which is approximately six months after the issue date.

If the securities are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the securities after that call settlement date. You will not receive any notice from us if the securities are automatically called.

Calculation Days*:	Quarterly, on the 24th day of each January, April, July and October, commencing October 2026 and ending July 2030, provided that the July 2030 calculation day will be the final calculation day
Call Settlement Date*:	The contingent coupon payment date immediately following the applicable calculation day
Maturity Payment Amount:

If the securities are not automatically called prior to the stated maturity date, you will be entitled to receive on the stated maturity date a cash payment per security in U.S. dollars equal to the maturity payment amount (in addition to the final contingent coupon payment, if any). The “maturity payment amount” per security will equal:

▪   if the ending value of the lowest performing Index on the final calculation day is greater than or equal to its downside threshold value: $1,000; or

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index due July 29, 2030

▪   if the ending value of the lowest performing Index on the final calculation day is less than its downside threshold value:

$1,000 × performance factor of the lowest performing Index on the final calculation day

If the securities are not automatically called prior to stated maturity and the ending value of the lowest performing Index on the final calculation day is less than its downside threshold value, you will have full downside exposure to the decrease in the value of that Index from its starting value, and you will lose more than 30%, and possibly all, of the face amount of your securities at maturity.

Any return on the securities will be limited to the sum of your contingent coupon payments, if any. You will not participate in any appreciation of any Index, but you will have full downside exposure to the lowest performing Index on the final calculation day if its ending value is less than its downside threshold value.

Lowest Performing Index:	For any calculation day, the “lowest performing Index” will be the Index with the lowest performance factor on that calculation day.
Performance Factor:	With respect to an Index on any calculation day, its closing value on that calculation day divided by its starting value (expressed as a percentage)
Closing Value:	With respect to each Index, “closing value” has the meaning assigned to “closing level” set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Certain Definitions” in the accompanying product supplement.
Ending Value:	The “ending value” of an Index will be its closing value on the final calculation day.
Calculation Agent:	RBC Capital Markets, LLC (“RBCCM”)
Material Tax Consequences:	For a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities, see the discussions in “United States Federal Income Tax Considerations” below and in the section entitled “United States Federal Tax Considerations” in the product supplement. For a discussion of the material Canadian federal income tax consequences relating to the securities, please see the section of the product supplement entitled “Canadian Federal Income Tax Consequences.”
Agent:

Wells Fargo Securities, LLC (“WFS”). The agent will receive the agent discount set forth on the cover page of this pricing supplement. The agent may resell the securities to other securities dealers at the original offering price of the securities less a concession not in excess of $17.50 per security. Such securities dealers may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC). In addition to the concession allowed to WFA, WFS may pay $0.75 per security of the agent’s discount to WFA as a distribution expense fee for each security sold by WFA.

In addition to the forgoing, in respect of certain securities sold in this offering, our affiliate, RBCCM, may pay a fee of up to $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers. We or one of our affiliates will also pay an expected fee to a broker-dealer that is unaffiliated with us for providing certain electronic platform services with respect to this offering.

WFS and/or RBCCM, and/or one or more of their respective affiliates, expects to realize hedging profits projected by their proprietary pricing models to the extent they assume the risks inherent in hedging our obligations under the securities. If WFS or any other dealer participating in the distribution of the securities or any of their affiliates conducts hedging activities for us in connection with the securities, that dealer or its affiliates will expect to realize a profit projected by its proprietary pricing models from those hedging activities. Any such projected profit will be in addition to any discount, concession or fee received in connection with the sale of the securities to you.

Denominations:	$1,000 and any integral multiple of $1,000
CUSIP:	78017UH60

_____________

* Each calculation day (including the final calculation day) is subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the stated maturity date will be postponed if the final calculation day is postponed, and will be adjusted for non-business days. For more information regarding adjustments to the calculation days, call settlement dates, contingent coupon payment dates and the stated maturity date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Market Disruption Events” in the accompanying product supplement.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index due July 29, 2030

Additional Information about the Issuer and the Securities

You should read this pricing supplement together with the prospectus dated December 20, 2023, as supplemented by the prospectus supplement dated December 20, 2023, relating to our Senior Global Medium-Term Notes, Series J, of which the securities are a part, the underlying supplement no. 1A dated May 16, 2024 and the product supplement no. WF1 dated December 20, 2023. This pricing supplement, together with these documents, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials, including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours.

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this pricing supplement and the documents listed below. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. These documents are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in each such document is current only as of its date.

If the information in this pricing supplement differs from the information contained in the documents listed below, you should rely on the information in this pricing supplement.

You should carefully consider, among other things, the matters set forth in “Selected Risk Considerations” in this pricing supplement and “Risk Factors” in the documents listed below, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus dated December 20, 2023: https://www.sec.gov/Archives/edgar/data/1000275/000119312523299520/d645671d424b3.htm

•	Prospectus Supplement dated December 20, 2023: https://www.sec.gov/Archives/edgar/data/1000275/000119312523299523/d638227d424b3.htm

•	Underlying Supplement No. 1A dated May 16, 2024: https://www.sec.gov/Archives/edgar/data/1000275/000095010324006773/dp211259_424b2-us1a.htm

•	Product Supplement No. WF1 dated December 20, 2023: https://www.sec.gov/Archives/edgar/data/1000275/000114036123058587/ef20016916_424b5.htm

Our Central Index Key, or CIK, on the SEC website is 1000275. As used in this pricing supplement, “Royal Bank of Canada,” the “Bank,” “we,” “our” and “us” mean only Royal Bank of Canada.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index due July 29, 2030

Estimated Value of the Securities

The initial estimated value of the securities is based on the value of our obligation to make the payments on the securities, together with the mid-market value of the derivative embedded in the terms of the securities. Our estimate is based on a variety of assumptions, including our internal funding rate (which represents a discount from our credit spreads), expectations as to dividends, interest rates and volatility, and the expected term of the securities.

The securities are our debt securities. As is the case for all of our debt securities, including our structured notes, the economic terms of the securities reflect our actual or perceived creditworthiness. In addition, because structured notes result in increased operational, funding and liability management costs to us, we typically borrow the funds under structured notes at a rate that is lower than the rate that we might pay for a conventional fixed or floating rate debt security of comparable maturity. The lower internal funding rate, the agent discount and the hedging-related costs relating to the securities reduce the economic terms of the securities to you and result in the initial estimated value for the securities being less than their original issue price. Unlike the initial estimated value, any value of the securities determined for purposes of a secondary market transaction may be based on a secondary market rate, which may result in a lower value for the securities than if our initial internal funding rate were used.

In order to satisfy our payment obligations under the securities, we may choose to enter into certain hedging arrangements (which may include call options, put options or other derivatives) with the agent, RBCCM and/or one of their respective affiliates. The terms of these hedging arrangements may take into account a number of factors, including our creditworthiness, interest rate movements, volatility and the tenor of the securities. The economic terms of the securities and the initial estimated value depend in part on the terms of these hedging arrangements. Our cost of hedging will include the projected profit that we or our counterparty(ies) expect to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. Because hedging our obligations entails risks and may be influenced by market forces beyond our or our counterparty(ies)’ control, such hedging may result in a profit that is more or less than expected, or could result in a loss.

See “Selected Risk Considerations—Risks Relating To The Estimated Value Of The Securities And Any Secondary Market—The Initial Estimated Value Of The Securities Is Less Than The Original Offering Price” below.

Any price that the agent or RBCCM makes available from time to time after the original issue date at which it would be willing to purchase the securities will generally reflect the agent’s or RBCCM’s estimate of their value, as applicable, less a customary bid-ask spread for similar trades and the cost of unwinding any related hedge transactions. That estimated value will be based upon a variety of factors, including then prevailing market conditions and our creditworthiness. However, for a period of four months after the original issue date, the price at which the agent or RBCCM may purchase the securities is expected to be higher than the price that would be determined based on the agent’s or RBCCM’s valuation, respectively, at that time less the bid-ask spread and hedging unwind costs referenced above. This is because, at the beginning of this period, that price will not include certain costs that were included in the original offering price, particularly a portion of the agent discount and commission (not including the selling concession) and the expected profits that we or our hedging counterparty(ies) expect to receive from our hedging transactions. As the period continues, these costs are expected to be gradually included in the price that the agent or RBCCM would be willing to pay, and the difference between that price and the price that would be determined based on the agent’s or RBCCM’s valuation of the securities, as applicable, less a bid-ask spread and hedging unwind costs will decrease over time until the end of this period. After this period, if the agent or RBCCM continues to make a market in the securities, the prices that it would pay for them are expected to reflect the agent’s or RBCCM’s estimated value, respectively, less the bid-ask spread and hedging unwind costs referenced above. In addition, the value of the securities shown on your account statement will generally reflect the price that the agent or RBCCM, as applicable, would be willing to pay to purchase the securities at that time.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index due July 29, 2030

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:

▪	seek an investment with contingent coupon payments with a rate per annum specified on the cover hereof until the earlier of stated maturity or automatic call, if the closing value of the lowest performing Index on the applicable calculation day is greater than or equal to its coupon threshold value;

▪	understand that if the securities are not automatically called prior to stated maturity and the ending value of the lowest performing Index on the final calculation day is less than its downside threshold value, they will have full downside exposure to the decrease in the value of that Index from its starting value, and they will lose more than 30%, and possibly all, of the face amount of their securities at maturity;

▪	are willing to accept the risk that they may receive few or no contingent coupon payments over the term of the securities;

▪	understand that the securities may be automatically called prior to stated maturity and that the term of the securities may be limited;

▪	understand that the return on the securities will depend solely on the performance of the Index that is the lowest performing Index on each calculation day and that they will not benefit in any way from the performance of the better performing Indices;

▪	understand that the securities are riskier than alternative investments linked to only one of the Indices or linked to a basket composed of each Index;

▪	understand and are willing to accept the full downside risks of each Index;

▪	are willing to forgo participation in any appreciation of any Index and dividends on the securities included in the Indices; and

▪	are willing to hold the securities until maturity or automatic call.

The securities may not be an appropriate investment for investors who:

▪	seek a liquid investment or are unable or unwilling to hold the securities to maturity or any earlier automatic call;

▪	require full payment of the face amount of the securities at stated maturity;

▪	seek a security with a fixed term;

▪	are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price and that may be as low as the lower estimated value set forth on the cover page;

▪	are unwilling to accept the risk that the ending value of the lowest performing Index on the final calculation day may be less than its downside threshold value;

▪	seek the certainty of current income over the term of the securities;

▪	seek exposure to the upside performance of any or each Index;

▪	seek exposure to a basket composed of each Index or a similar investment in which the overall return is based on a blend of the performances of the Indices, rather than solely on the lowest performing Index;

▪	are unwilling to accept the risk of exposure to the Indices;

▪	are unwilling to accept the credit risk of Royal Bank of Canada to obtain exposure to the Indices; or

▪	prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” herein and the “Risk Factors” in the accompanying product supplement for risks related to an investment in the securities. For more information about the Indices, see the sections titled “The Russell 2000® Index,” “The S&P 500® Index” and “The EURO STOXX 50® Index” below.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index due July 29, 2030

Determining Payment On A Contingent Coupon Payment Date and at Maturity

If the securities have not been previously automatically called, on each contingent coupon payment date, you will either receive a contingent coupon payment or you will not receive a contingent coupon payment, depending on the closing value of the lowest performing Index on the related calculation day.

Step 1: Determine which Index is the lowest performing Index on the relevant calculation day. The lowest performing Index on any calculation day is the Index with the lowest performance factor on that calculation day, calculated for each Index on a calculation day as its closing value on that calculation day divided by its starting value.

Step 2: Determine whether a contingent coupon payment is payable on the applicable contingent coupon payment date based on the closing value of the lowest performing Index on the relevant calculation day, as follows:

If the securities have not been automatically called prior to the stated maturity date, then at maturity you will receive (in addition to the final contingent coupon payment, if any) a cash payment per security (the maturity payment amount) calculated as follows:

Step 1: Determine which Index is the lowest performing Index on the final calculation day. The lowest performing Index on the final calculation day is the Index with the lowest performance factor on the final calculation day, calculated for each Index on the final calculation day as its ending value divided by its starting value.

Step 2: Calculate the maturity payment amount based on the ending value of the lowest performing Index on the final calculation day, as follows:

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index due July 29, 2030

Hypothetical Payout Profile

The following profile illustrates the potential maturity payment amount on the securities (excluding the final contingent coupon payment, if any) for a range of hypothetical performances of the lowest performing Index on the final calculation day from its starting value to its ending value, assuming the securities have not been automatically called prior to the stated maturity date. As this profile illustrates, in no event will you have a positive rate of return based solely on the maturity payment amount received at maturity; any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities. This graph has been prepared for purposes of illustration only. Your actual return will depend on whether the securities are automatically called, the actual ending value of the lowest performing Index on the final calculation day and whether you hold your securities to stated maturity. The performance of the better performing Indices is not relevant to your return on the securities.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index due July 29, 2030

Selected Risk Considerations

An investment in the securities involves significant risks. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read also the “Risk Factors” sections of the accompanying prospectus, prospectus supplement and product supplement. You should not purchase the securities unless you understand and can bear the risks of investing in the securities.

Risks Relating To The Terms And Structure Of The Securities

If The Securities Are Not Automatically Called Prior To Stated Maturity, You May Lose Some Or All Of The Face Amount Of Your Securities At Stated Maturity.

We will not repay you a fixed amount on the securities on the stated maturity date. If the securities are not automatically called prior to stated maturity, you will receive a maturity payment amount that will be equal to or less than the face amount, depending on the ending value of the lowest performing Index on the final calculation day.

If the securities are not automatically called prior to stated maturity and the ending value of the lowest performing Index on the final calculation day is less than its downside threshold value, the maturity payment amount will be less than the face amount and you will have full downside exposure to the decrease in the value of that Index from its starting value. The downside threshold value for each Index is 70% of its starting value. For example, if the securities are not automatically called and the lowest performing Index on the final calculation day has declined by 30.1% from its starting value to its ending value, you will not receive any benefit of the contingent downside protection feature and you will lose 30.1% of the face amount. As a result, you will not receive any contingent downside protection if the value of the lowest performing Index on the final calculation day declines below its downside threshold value, and you will lose more than 30%, and possibly all, of the face amount of your securities at maturity. This will be the case even if the value of the lowest performing Index on the final calculation day is greater than or equal to its starting value or its downside threshold value at certain times during the term of the securities.

Even if the ending value of the lowest performing Index on the final calculation day is greater than its downside threshold value, the maturity payment amount will not exceed the face amount, and your yield on the securities, taking into account any contingent coupon payments you may have received during the term of the securities, may be less than the yield you would earn if you bought a traditional interest-bearing debt security of Royal Bank of Canada or another issuer with a similar credit rating with the same stated maturity date.

The Securities Do Not Provide For Fixed Payments Of Interest And You May Receive No Contingent Coupon Payments On One Or More Contingent Coupon Payment Dates, Or Even Throughout The Entire Term Of The Securities.

On each contingent coupon payment date you will receive a contingent coupon payment if the closing value of the lowest performing Index on the related calculation day is greater than or equal to its coupon threshold value. If the closing value of the lowest performing Index on any calculation day is less than its coupon threshold value, you will not receive any contingent coupon payment on the related contingent coupon payment date, and if the closing value of the lowest performing Index is less than its coupon threshold value on each calculation day over the term of the securities, you will not receive any contingent coupon payments over the entire term of the securities.

The Securities Are Subject To The Full Downside Risks Of Each Index And Will Be Negatively Affected If Any Index Performs Poorly, Even If Any Other Index Performs Favorably.

You are subject to the full downside risks of each Index. If any Index performs poorly, you will be negatively affected, even if any other Index performs favorably. The securities are not linked to a basket composed of the Indices, where the better performance of one Index could offset the poor performance of any other. Instead, you are subject to the full downside risks of whichever Index is the lowest performing Index on each calculation day. As a result, the securities are riskier than an alternative investment linked to only one of the Indices or linked to a basket composed of each Index. You should not invest in the securities unless you understand and are willing to accept the full downside risks of each Index.

Your Return On The Securities Will Depend Solely On The Performance Of The Index That Is The Lowest Performing Index On Each Calculation Day, And You Will Not Benefit In Any Way From The Performance Of Any Better Performing Index.

Your return on the securities will depend solely on the performance of the Index that is the lowest performing Index on each calculation day. Although it is necessary for each Index to close at or above its coupon threshold value on the relevant calculation day in order for you to receive a contingent coupon payment and at or above its downside threshold value on the final calculation day for you to receive the face amount of your securities at maturity, you will not benefit in any way from the performance of the better performing Indices. The securities may underperform an alternative investment linked to a basket composed of the Indices, since in such case the performance of the better performing Indices would be blended with the performance of the lowest performing Index, resulting in a better return than the return of the lowest performing Index alone.

You Will Be Subject To Risks Resulting From The Relationship Among The Indices.

It is preferable from your perspective for the Indices to be correlated with each other so that their values will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Indices will not exhibit this relationship. The less correlated the Indices, the more likely it is that one of the Indices will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Indices to perform poorly; the performance of the better performing Indices is not relevant to your return on the securities. It is impossible to predict what the relationship among

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index due July 29, 2030

the Indices will be over the term of the securities. To the extent the Indices represent different equity markets, those equity markets may not perform similarly over the term of the securities.

You May Be Fully Exposed To The Decline In The Lowest Performing Index On The Final Calculation Day From Its Starting Value, But Will Not Participate In Any Positive Performance Of Any Index.

Even though you will be fully exposed to a decline in the value of the lowest performing Index on the final calculation day if its ending value is below its downside threshold value, you will not participate in any increase in the value of any Index over the term of the securities. Your maximum possible return on the securities will be limited to the sum of the contingent coupon payments you receive, if any. Consequently, your return on the securities may be significantly less than the return you could achieve on an alternative investment that provides for participation in an increase in the value of any or each Index.

Higher Contingent Coupon Rates Are Associated With Greater Risk.

The securities offer contingent coupon payments at a higher rate, if paid, than the fixed rate we would pay on conventional debt securities of the same maturity. These higher potential contingent coupon payments are associated with greater levels of expected risk as of the pricing date as compared to conventional debt securities, including the risk that you may not receive a contingent coupon payment on one or more, or any, contingent coupon payment dates and the risk that you may lose a substantial portion, and possibly all, of the face amount at maturity. The volatility of the Indices and the correlation among the Indices are important factors affecting this risk. Volatility is a measurement of the size and frequency of daily fluctuations in the value of an Index, typically observed over a specified period of time. Volatility can be measured in a variety of ways, including on a historical basis or on an expected basis as implied by option prices in the market. Correlation is a measurement of the extent to which the values of the Indices tend to fluctuate at the same time, in the same direction and in similar magnitudes. Greater expected volatility of the Indices or lower expected correlation among the Indices as of the pricing date may result in a higher contingent coupon rate, but it also represents a greater expected likelihood as of the pricing date that the closing value of at least one Index will be less than its coupon threshold value on one or more calculation days, such that you will not receive one or more, or any, contingent coupon payments during the term of the securities, and that the closing value of at least one Index will be less than its downside threshold value on the final calculation day such that you will lose a substantial portion, and possibly all, of the face amount at maturity. In general, the higher the contingent coupon rate is relative to the fixed rate we would pay on conventional debt securities, the greater the expected risk that you will not receive one or more, or any, contingent coupon payments during the term of the securities and that you will lose a substantial portion, and possibly all, of the face amount at maturity.

You Will Be Subject To Reinvestment Risk.

If your securities are automatically called, the term of the securities may be reduced to as short as approximately six months. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity.

A Contingent Coupon Payment Date, A Call Settlement Date Or The Stated Maturity Date May Be Postponed If A Calculation Day Is Postponed.

A calculation day (including the final calculation day) will be postponed with respect to an Index if the applicable originally scheduled calculation day is not a trading day with respect to any Index or if the calculation agent determines that a market disruption event has occurred or is continuing with respect to that Index on that calculation day. If such a postponement occurs with respect to a calculation day other than the final calculation day, then the related contingent coupon payment date or call settlement date, as applicable, will be postponed. If such a postponement occurs with respect to the final calculation day, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the final calculation day as postponed.

Payments On The Securities Are Subject To Our Credit Risk, And Market Perceptions About Our Creditworthiness May Adversely Affect The Market Value Of The Securities.

The securities are our senior unsecured debt securities, and your receipt of any amounts due on the securities is dependent upon our ability to pay our obligations as they come due. If we were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment. In addition, any negative changes in market perceptions about our creditworthiness may adversely affect the market value of the securities.

The U.S. Federal Income Tax Consequences Of An Investment In The Securities Are Uncertain.

There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and significant aspects of the tax treatment of the securities are uncertain. Moreover, non-U.S. investors should note that persons having withholding responsibility in respect of the securities may withhold on any coupon paid to a non-U.S. investor, generally at a rate of 30%. We will not pay any additional amounts in respect of such withholding. You should review carefully the section entitled “United States Federal Income Tax Considerations” herein, in combination with the section entitled “United States Federal Tax Considerations” in the accompanying product supplement, and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities.

Risks Relating To The Estimated Value Of The Securities And Any Secondary Market

There May Not Be An Active Trading Market For The Securities And Sales In The Secondary Market May Result In Significant Losses.

There may be little or no secondary market for the securities. The securities will not be listed on any securities exchange. Either (a) the agent and/or its affiliates or (b) RBCCM and our other affiliates may make a market for the securities; however, they are not required to do so and, if they choose to do so, may stop any market-making activities at any time. Because other dealers are not likely to make a

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index due July 29, 2030

secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which the agent, RBCCM or any of their respective affiliates, as applicable, is willing to buy the securities. At this time, we do not expect both the agent (and/or its affiliates) and RBCCM (and our other affiliates) to attempt to make a market for the securities at the same time. The agent’s and RBCCM’s valuations of the securities may differ, and consequently the price at which you may be able to sell the securities, if at all, may differ (and may be lower) depending on whether the agent or RBCCM is purchasing securities at that time. Even if a secondary market for the securities develops, it may not provide enough liquidity to allow you to easily trade or sell the securities. We expect that transaction costs in any secondary market would be high. As a result, the difference between bid and ask prices for your securities in any secondary market could be substantial. If you sell your securities before maturity, you may have to do so at a substantial discount from the price that you paid for them, and as a result, you may suffer significant losses. The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity.

The Initial Estimated Value Of The Securities Is Less Than The Original Offering Price.

The initial estimated value of the securities is less than the original offering price of the securities and does not represent a minimum price at which we, RBCCM or any of our other affiliates would be willing to purchase the securities in any secondary market (if any exists) at any time. If you attempt to sell the securities prior to maturity, their market value may be lower than the price you paid for them and the initial estimated value. This is due to, among other things, changes in the values of the Indices, the internal funding rate we pay to issue securities of this kind (which is lower than the rate at which we borrow funds by issuing conventional fixed rate debt) and the inclusion in the original offering price of the agent discount, our or our hedge counterparty(ies)’ estimated profit and the estimated costs related to our hedging of the securities. These factors, together with various credit, market and economic factors over the term of the securities, are expected to reduce the price at which you may be able to sell the securities in any secondary market and will affect the value of the securities in complex and unpredictable ways.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your securities prior to maturity may be less than your original purchase price, as any such sale price would not be expected to include the agent discount, our or our hedge counterparty(ies)’ estimated profit or the hedging costs relating to the securities. In addition, any price at which you may sell the securities is likely to reflect customary bid-ask spreads for similar trades. In addition to bid-ask spreads, the value of the securities determined for any secondary market price is expected to be based on a secondary market rate rather than the internal funding rate used to price the securities and determine the initial estimated value. As a result, the secondary market price will be less than if the internal funding rate was used. Moreover, if the agent is making a market for the securities, any secondary market price will be based on the agent’s valuation of the securities, which may differ from (and may be lower than) the valuation that we would determine for the securities at that time based on the methodology by which we determined the initial estimated value range set forth on the cover page of this pricing supplement.

For a limited period of time after the original issue date, the agent or RBCCM may purchase the securities at a price that is greater than the price that would otherwise be determined at that time as described in the preceding paragraph. However, over the course of that period, assuming no changes in any other relevant factors, the price you may receive if you sell your securities is expected to decline.

The Initial Estimated Value Of The Securities Is Only An Estimate, Calculated As Of The Time The Terms Of The Securities Are Set.

The initial estimated value of the securities is based on the value of our obligation to make the payments on the securities, together with the mid-market value of the derivative embedded in the terms of the securities. Our estimate is based on a variety of assumptions, including our internal funding rate (which represents a discount from our credit spreads), expectations as to dividends on the securities included in the Indices, interest rates and volatility, and the expected term of the securities. These assumptions are based on certain forecasts about future events, which may prove to be incorrect. Other entities, including the agent in connection with determining any secondary market price for the securities, may value the securities or similar securities at a price that is significantly different than we do.

The value of the securities at any time after the pricing date will vary based on many factors, including changes in market conditions, and cannot be predicted with accuracy. As a result, the actual value you would receive if you sold the securities in any secondary market, if any, should be expected to differ materially from the initial estimated value of the securities.

The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the securities prior to stated maturity will be affected by the then-current value of each Index, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, which we refer to as the “derivative component factors,” and which are described in more detail in the accompanying product supplement, are expected to affect the value of the securities: performance of the Indices; interest rates; volatility of the Indices; correlation among the Indices; the exchange rates between the U.S. dollar and any non-U.S. currencies in which the securities included in the SX5E Index trade; time remaining to maturity; and dividend yields on the securities included in the Indices. When we refer to the “value” of your security, we mean the value you could receive for your security if you are able to sell it in the open market before the stated maturity date.

In addition to the derivative component factors, the value of the securities will be affected by actual or anticipated changes in our creditworthiness. The value of the securities will also be limited by the automatic call feature, because if the securities are automatically called, you will not receive the contingent coupon payments that would have accrued, if any, had the securities been called on a later calculation day or had the securities been held until the stated maturity date. You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the securities attributable to another factor, such as a change in the values of the Indices. Because numerous factors are expected to affect the value of the securities, changes in the values of the Indices may not result in a comparable change in the value of the securities.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index due July 29, 2030

Risks Relating To Conflicts Of Interest

Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.

You should be aware of the following ways in which our economic interests and those of any dealer participating in the distribution of the securities, which we refer to as a “participating dealer,” are potentially adverse to your interests as an investor in the securities. In engaging in certain of the activities described below and as discussed in more detail in the accompanying product supplement, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.

•	The calculation agent is our affiliate and may be required to make discretionary judgments that affect the return you receive on the securities. RBCCM, which is our affiliate, will be the calculation agent for the securities. As calculation agent, RBCCM will determine any values of the Indices and make any other determinations necessary to calculate any payments on the securities. In making these determinations, RBCCM may be required to make discretionary judgments that may adversely affect any payments on the securities. See the sections entitled “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Market Disruption Events,” “—Adjustments to an Index” and “—Discontinuance of an Index” in the accompanying product supplement. In making these discretionary judgments, the fact that RBCCM is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the securities, and RBCCM’s determinations as calculation agent may adversely affect your return on the securities.

•	The estimated value of the securities was calculated by us and is therefore not an independent third-party valuation.

•	Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the values of the Indices.

•	Business activities of our affiliates or any participating dealer or its affiliates with the companies whose securities are included in the Indices may adversely affect the values of the Indices.

•	Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the values of the Indices.

•	Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the values of the Indices.

•	A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession and/or fee, creating a further incentive for the participating dealer to sell the securities to you.

Risks Relating To The Indices

The Securities Are Subject To Small-Capitalization Companies Risk With Respect To The RTY Index.

The RTY Index tracks securities issued by companies with relatively small market capitalizations. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies. As a result, the value of the RTY Index may be more volatile than that of a market measure that does not track solely small-capitalization stocks. Stock prices of small-capitalization companies are also generally more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded and may be less attractive to many investors if they do not pay dividends. In addition, small-capitalization companies are often less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Small-capitalization companies are often subject to less analyst coverage and may be in early, and less predictable, periods of their corporate existences. Small-capitalization companies tend to have lower revenues, less diverse product lines, smaller shares of their target markets, fewer financial resources and fewer competitive strengths than large-capitalization companies. These companies may also be more susceptible to adverse developments related to their products or services.

The Securities Are Subject To Risks Relating To Non-U.S. Securities Markets With Respect To The SX5E Index.

The equity securities composing the SX5E Index are issued by non-U.S. companies in non-U.S. securities markets. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the securities markets in the home countries of the issuers of those non-U.S. equity securities, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the SEC, and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies. The prices of securities in non-U.S. markets may be affected by political,

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index due July 29, 2030

economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.

The Securities Do Not Provide Direct Exposure To Fluctuations In Exchange Rates Between The U.S. Dollar And The Euro With Respect To The SX5E Index.

The SX5E Index is composed of non-U.S. securities denominated in euros. Because the value of the SX5E Index is also calculated in euros (and not in U.S. dollars), the performance of the SX5E Index will not be adjusted for exchange rate fluctuations between the U.S. dollar and the euro. In addition, any payments on the securities determined based in part on the performance of the SX5E Index will not be adjusted for exchange rate fluctuations between the U.S. dollar and the euro. Therefore, holders of the securities will not benefit from any appreciation of the euro relative to the U.S. dollar.

Any Payments On The Securities And Whether The Securities Are Automatically Called Will Depend Upon The Performance Of The Indices And Therefore The Securities Are Subject To The Following Risks, Each As Discussed In More Detail In The Accompanying Product Supplement.

•	Investing In The Securities Is Not The Same As Investing In The Indices. Investing in the securities is not equivalent to investing in the Indices. As an investor in the securities, your return will not reflect the return you would realize if you actually owned and held the securities included in each Index for a period similar to the term of the securities because you will not receive any dividend payments, distributions or any other payments paid on those securities. As a holder of the securities, you will not have any voting rights or any other rights that holders of the securities included in the Indices would have.

•	Historical Values Of An Index Should Not Be Taken As An Indication Of Its Future Performance During The Term Of The Securities.

•	Changes That Affect An Index May Adversely Affect The Value Of The Securities And Any Payment On The Securities.

•	We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In The Indices.

•	We And Our Affiliates Have No Affiliation With Any Index Sponsor And Have Not Independently Verified Its Public Disclosure Of Information.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index due July 29, 2030

Hypothetical Returns

If the securities are automatically called:

If the securities are automatically called prior to stated maturity, you will receive the face amount of your securities plus a final contingent coupon payment on the call settlement date. In the event the securities are automatically called, your total return on the securities will equal any contingent coupon payments received prior to the call settlement date and the contingent coupon payment received on the call settlement date.

If the securities are not automatically called:

If the securities are not automatically called prior to stated maturity, the following table illustrates, for a range of hypothetical performance factors of the lowest performing Index on the final calculation day, the hypothetical maturity payment amount payable at stated maturity per security (excluding the final contingent coupon payment, if any). The performance factor of the lowest performing Index on the final calculation day is its ending value expressed as a percentage of its starting value (i.e., its ending value divided by its starting value).

Hypothetical performance factor of the lowest performing Index on the final calculation day	Hypothetical maturity payment amount per security
175.00%	$1,000.00
160.00%	$1,000.00
150.00%	$1,000.00
140.00%	$1,000.00
130.00%	$1,000.00
120.00%	$1,000.00
110.00%	$1,000.00
100.00%	$1,000.00
90.00%	$1,000.00
80.00%	$1,000.00
70.00%	$1,000.00
69.00%	$690.00
60.00%	$600.00
50.00%	$500.00
40.00%	$400.00
30.00%	$300.00
20.00%	$200.00
10.00%	$100.00
0.00%	$0.00

The above figures do not take into account contingent coupon payments, if any, received during the term of the securities. As evidenced above, in no event will you have a positive rate of return based solely on the maturity payment amount received at maturity (excluding any final contingent coupon payment); any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. If the securities are not automatically called prior to stated maturity, the actual amount you will receive at stated maturity will depend on the actual ending value of the lowest performing Index on the final calculation day. The performance of the better performing Indices is not relevant to your return on the securities.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index due July 29, 2030

Hypothetical Contingent Coupon Payments

Set forth below are examples that illustrate how to determine whether a contingent coupon payment will be paid and whether the securities will be automatically called, if applicable, on a contingent coupon payment date prior to the stated maturity date. The examples do not reflect any specific contingent coupon payment date. The following examples assume that the securities are subject to automatic call on the applicable calculation day. The securities will not be subject to automatic call until the second calculation day, which is approximately six months after the issue date. The following examples reflect the contingent coupon rate of 9.25% per annum and assume the hypothetical starting value, coupon threshold value and closing values for each Index indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting value or coupon threshold value. The hypothetical starting value of 100.00 for each Index has been chosen for illustrative purposes only and does not represent the actual starting value for any Index. The actual starting value and coupon threshold value for each Index are set forth under “Terms of the Securities” above. For historical data regarding the actual closing levels of the Indices, see the historical information provided below. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The closing value of the lowest performing Index on the relevant calculation day is greater than or equal to its coupon threshold value and less than its starting value. As a result, investors receive a contingent coupon payment on the applicable contingent coupon payment date and the securities are not automatically called.

	RTY Index	SPX Index	SX5E Index
Hypothetical starting value:	100.000	100.00	100.00
Hypothetical closing value on relevant calculation day:	95.000	80.00	90.00
Hypothetical coupon threshold value:	70.000	70.00	70.00
Hypothetical performance factor (closing value on relevant calculation day divided by starting value):	95.00%	80.00%	90.00%

Step 1: Determine which Index is the lowest performing Index on the relevant calculation day.

In this example, the SPX Index has the lowest hypothetical performance factor and is, therefore, the lowest performing Index on the relevant calculation day.

Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable contingent coupon payment date.

Because the hypothetical closing value of the lowest performing Index on the relevant calculation day is greater than or equal to its hypothetical coupon threshold value, but less than its hypothetical starting value, you would receive a contingent coupon payment on the applicable contingent coupon payment date and the securities would not be automatically called. The contingent coupon payment would be equal to $23.13 per security, determined as follows: (i) $1,000 multiplied by 9.25% per annum divided by (ii) 4, rounded to the nearest cent.

Example 2. The closing value of the lowest performing Index on the relevant calculation day is less than its coupon threshold value. As a result, investors do not receive a contingent coupon payment on the applicable contingent coupon payment date and the securities are not automatically called.

	RTY Index	SPX Index	SX5E Index
Hypothetical starting value:	100.000	100.00	100.00
Hypothetical closing value on relevant calculation day:	50.000	115.00	105.00
Hypothetical coupon threshold value:	70.000	70.00	70.00
Hypothetical performance factor (closing value on relevant calculation day divided by starting value):	50.00%	115.00%	105.00%

Step 1: Determine which Index is the lowest performing Index on the relevant calculation day.

In this example, the RTY Index has the lowest hypothetical performance factor and is, therefore, the lowest performing Index on the relevant calculation day.

Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable contingent coupon payment date.

Because the hypothetical closing value of the lowest performing Index on the relevant calculation day is less than its hypothetical coupon threshold value, you would not receive a contingent coupon payment on the applicable contingent coupon payment date. In addition, the securities would not be automatically called, even though the hypothetical closing value of each better performing Index on the relevant calculation day is greater than its hypothetical starting value. As this example illustrates, whether you receive a contingent coupon payment and whether the securities are automatically called on a contingent coupon payment date will depend solely on the closing value of the lowest performing Index on the relevant calculation day. The performance of the better performing Indices is not relevant to your return on the securities.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index due July 29, 2030

Example 3. The closing value of the lowest performing Index on the relevant calculation day is greater than or equal to its starting value. As a result, the securities are automatically called on the applicable contingent coupon payment date for the face amount plus a final contingent coupon payment.

	RTY Index	SPX Index	SX5E Index
Hypothetical starting value:	100.000	100.00	100.00
Hypothetical closing value on relevant calculation day:	105.000	115.00	115.00
Hypothetical coupon threshold value:	70.000	70.00	70.00
Hypothetical performance factor (closing value on relevant calculation day divided by starting value):	105.00%	115.00%	115.00%

Step 1: Determine which Index is the lowest performing Index on the relevant calculation day.

In this example, the RTY Index has the lowest hypothetical performance factor and is, therefore, the lowest performing Index on the relevant calculation day.

Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable contingent coupon payment date.

Because the hypothetical closing value of the lowest performing Index on the relevant calculation day is greater than or equal to its hypothetical starting value, the securities would be automatically called and you would receive the face amount plus a final contingent coupon payment on the applicable contingent coupon payment date, which is also referred to as the call settlement date. On the call settlement date, you would receive $1,023.13 per security.

You will not receive any further payments after the call settlement date.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index due July 29, 2030

Hypothetical Payment at Stated Maturity

Set forth below are examples of calculations of the maturity payment amount payable at stated maturity, assuming that the securities have not been automatically called prior to stated maturity and assuming the hypothetical starting value, coupon threshold value, downside threshold value and ending values for each Index indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting value, coupon threshold value or downside threshold value. The hypothetical starting value of 100.00 for each Index has been chosen for illustrative purposes only and does not represent the actual starting value for any Index. The actual starting value, coupon threshold value and downside threshold value for each Index are set forth under “Terms of the Securities” above. For historical data regarding the actual closing levels of the Indices, see the historical information provided below. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The ending value of the lowest performing Index on the final calculation day is greater than its starting value, the maturity payment amount is equal to the face amount of your securities at maturity and you receive a final contingent coupon payment.

	RTY Index	SPX Index	SX5E Index
Hypothetical starting value:	100.000	100.00	100.00
Hypothetical ending value:	135.000	125.00	145.00
Hypothetical coupon threshold value:	70.000	70.00	70.00
Hypothetical downside threshold value:	70.000	70.00	70.00
Hypothetical performance factor (ending value divided by starting value):	135.00%	125.00%	145.00%

Step 1: Determine which Index is the lowest performing Index on the final calculation day.

In this example, the SPX Index has the lowest hypothetical performance factor and is, therefore, the lowest performing Index on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending value of the lowest performing Index on the final calculation day.

Because the hypothetical ending value of the lowest performing Index on the final calculation day is greater than its hypothetical downside threshold value, the maturity payment amount would equal the face amount. Although the hypothetical ending value of the lowest performing Index on the final calculation day is significantly greater than its hypothetical starting value in this scenario, the maturity payment amount will not exceed the face amount.

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security. In addition, because the hypothetical ending value of the lowest performing Index on the final calculation day is greater than its hypothetical coupon threshold value, you would receive a final contingent coupon payment on the stated maturity date.

Example 2. The ending value of the lowest performing Index on the final calculation day is less than its starting value but greater than its coupon threshold value and downside threshold value, the maturity payment amount is equal to the face amount of your securities at maturity and you receive a final contingent coupon payment.

	RTY Index	SPX Index	SX5E Index
Hypothetical starting value:	100.000	100.00	100.00
Hypothetical ending value:	80.000	110.00	115.00
Hypothetical coupon threshold value:	70.000	70.00	70.00
Hypothetical downside threshold value:	70.000	70.00	70.00
Hypothetical performance factor (ending value divided by starting value):	80.00%	110.00%	115.00%

Step 1: Determine which Index is the lowest performing Index on the final calculation day.

In this example, the RTY Index has the lowest hypothetical performance factor and is, therefore, the lowest performing Index on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending value of the lowest performing Index on the final calculation day.

Because the hypothetical ending value of the lowest performing Index on the final calculation day is less than its hypothetical starting value, but not by more than 30%, you would receive the face amount of your securities at maturity.

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security. In addition, because the hypothetical ending value of the lowest performing Index on the final calculation day is greater than its hypothetical coupon threshold value, you would receive a final contingent coupon payment on the stated maturity date.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index due July 29, 2030

Example 3. The ending value of the lowest performing Index on the final calculation day is less than its coupon threshold value and downside threshold value, the maturity payment amount is less than the face amount of your securities at maturity and you do not receive a final contingent coupon payment.

	RTY Index	SPX Index	SX5E Index
Hypothetical starting value:	100.000	100.00	100.00
Hypothetical ending value:	45.000	95.00	120.00
Hypothetical coupon threshold value:	70.000	70.00	70.00
Hypothetical downside threshold value:	70.000	70.00	70.00
Hypothetical performance factor (ending value divided by starting value):	45.00%	95.00%	120.00%

Step 1: Determine which Index is the lowest performing Index on the final calculation day.

In this example, the RTY Index has the lowest hypothetical performance factor and is, therefore, the lowest performing Index on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending value of the lowest performing Index on the final calculation day.

Because the hypothetical ending value of the lowest performing Index on the final calculation day is less than its hypothetical starting value by more than 30%, you would lose a portion of the face amount of your securities and receive the maturity payment amount equal to $450.00 per security, calculated as follows:

= $1,000 × performance factor of the lowest performing Index on the final calculation day

= $1,000 × 45.00%

= $450.00

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $450.00 per security. Because the hypothetical ending value of the lowest performing Index on the final calculation day is less than its hypothetical coupon threshold value, you would not receive a final contingent coupon payment on the stated maturity date.

These examples illustrate that you will not participate in any appreciation of any Index, but will be fully exposed to a decrease in the lowest performing Index on the final calculation day if its ending value is less than its downside threshold value, even if the ending value of any other Index has appreciated or has not declined below its downside threshold value.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index due July 29, 2030

The Russell 2000® Index

The RTY Index measures the capitalization-weighted price performance of 2,000 U.S. small-capitalization stocks listed on eligible U.S. exchanges and is designed to track the performance of the small-capitalization segment of the U.S. equity market. For more information about the RTY Index, see “Indices—The Russell Indices” in the accompanying underlying supplement.

Historical Information

We obtained the closing levels of the RTY Index in the graph below from Bloomberg Finance L.P. (“Bloomberg”), without independent verification.

The following graph sets forth daily closing levels of the RTY Index for the period from January 1, 2016 to July 31, 2026. The closing level of the RTY Index on July 31, 2026 was 2,931.339. The red line represents the coupon threshold value and downside threshold value of the RTY Index. The historical performance of the RTY Index should not be taken as an indication of the future performance of the RTY Index during the term of the securities.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index due July 29, 2030

The S&P 500® Index

The SPX Index consists of stocks of 500 companies selected to provide a performance benchmark for the U.S. equity markets. For more information about the SPX Index, see “Indices—The S&P U.S. Indices” in the accompanying underlying supplement.

Historical Information

We obtained the closing levels of the SPX Index in the graph below from Bloomberg, without independent verification.

The following graph sets forth daily closing levels of the SPX Index for the period from January 1, 2016 to July 31, 2026. The closing level of the SPX Index on July 31, 2026 was 7,489.72. The red line represents the coupon threshold value and downside threshold value of the SPX Index. The historical performance of the SPX Index should not be taken as an indication of the future performance of the SPX Index during the term of the securities.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index due July 29, 2030

The EURO STOXX 50® Index

The SX5E Index is a free float market capitalization-weighted index composed of 50 of the largest stocks in terms of free float market capitalization traded on major Eurozone exchanges. For more information about the SX5E Index, see “Indices—The STOXX Benchmark Indices” in the accompanying underlying supplement.

Historical Information

We obtained the closing levels of the SX5E Index in the graph below from Bloomberg, without independent verification.

The following graph sets forth daily closing levels of the SX5E Index for the period from January 1, 2016 to July 31, 2026. The closing level of the SX5E Index on July 31, 2026 was 6,358.01. The red line represents the coupon threshold value and downside threshold value of the SX5E Index. The historical performance of the SX5E Index should not be taken as an indication of the future performance of the SX5E Index during the term of the securities.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index due July 29, 2030

United States Federal Income Tax Considerations

You should review carefully the section in the accompanying product supplement entitled “United States Federal Tax Considerations.” The following discussion, when read in combination with that section, constitutes the full opinion of our counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities.

Generally, this discussion assumes that you purchased the securities for cash in the original issuance at the stated issue price and does not address other circumstances specific to you, including consequences that may arise due to any other investments relating to the Indices. You should consult your tax adviser regarding the effect any such circumstances may have on the U.S. federal income tax consequences of your ownership of a security.

In the opinion of our counsel, it is reasonable to treat the securities for U.S. federal income tax purposes as prepaid derivative contracts with contingent coupons, and any coupons as ordinary income, as described in the section entitled “United States Federal Tax Considerations—Tax Consequences to U.S. Holders—Securities Treated as Prepaid Derivative Contracts with Contingent Coupons” in the accompanying product supplement. There is uncertainty regarding this treatment, and the Internal Revenue Service (the “IRS”) or a court might not agree with it. A different tax treatment could be adverse to you.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Non-U.S. holders. The U.S. federal income tax treatment of the coupons is unclear. To the extent that we have withholding responsibility in respect of the securities, we would expect generally to treat the coupons as subject to U.S. withholding tax. Moreover, you should expect that, if the applicable withholding agent determines that withholding tax should apply, it will be at a rate of 30% (or lower treaty rate). In order to claim an exemption from, or a reduction in, the 30% withholding under an applicable treaty, you may need to comply with certification requirements to establish that you are not a U.S. person and are eligible for such an exemption or reduction under an applicable tax treaty. You should consult your tax adviser regarding the tax treatment of the coupons.

As discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders—Dividend Equivalents under Section 871(m) of the Code” in the accompanying product supplement, Section 871(m) of the Internal Revenue Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to non-U.S. holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. The Treasury regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2027 that do not have a “delta” of one. Based on certain determinations made by us, our counsel is of the opinion that Section 871(m) should not apply to the securities with regard to non-U.S. holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index due July 29, 2030

Supplemental Benefit Plan Investor Considerations

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

•	the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or any of our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (i) the design and terms of the securities, (ii) the purchaser or holder’s investment in the securities, (iii) the holding of the securities or (iv) the exercise of or failure to exercise any rights we or any of our affiliates, or the purchaser or holder, has under or with respect to the securities;

•	we and our affiliates have acted and will act solely for our own account in connection with (i) all transactions relating to the securities and (ii) all hedging transactions in connection with our or our affiliates’ obligations under the securities;

•	any and all assets and positions relating to hedging transactions by us or any of our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

•	our interests and the interests of our affiliates are adverse to the interests of the purchaser or holder; and

•	neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

See “Benefit Plan Investor Considerations” in the accompanying prospectus.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Russell 2000® Index, the S&P 500® Index and the EURO STOXX 50® Index due July 29, 2030

Validity of the Securities

In the opinion of Norton Rose Fulbright Canada LLP, as Canadian counsel to the Bank, the issue and sale of the securities has been duly authorized by all necessary corporate action of the Bank in conformity with the indenture, and when the securities have been duly executed, authenticated and issued in accordance with the indenture and delivered against payment therefor, the securities will be validly issued and, to the extent validity of the securities is a matter governed by the laws of the Province of Ontario or Québec, or the federal laws of Canada applicable therein, will be valid obligations of the Bank, subject to the following limitations: (i) the enforceability of the indenture may be limited by the Canada Deposit Insurance Corporation Act (Canada), the Winding-up and Restructuring Act (Canada) and bankruptcy, insolvency, reorganization, receivership, moratorium, arrangement or winding-up laws or other similar laws of general application affecting the enforcement of creditors’ rights generally; (ii) the enforceability of the indenture is subject to general equitable principles, including the principle that the availability of equitable remedies, such as specific performance and injunction, may only be granted at the discretion of a court of competent jurisdiction; (iii) under applicable limitations statutes generally, including that the enforceability of the indenture will be subject to the limitations contained in the Limitations Act, 2002 (Ontario), and such counsel expresses no opinion as to whether a court may find any provision of the indenture to be unenforceable as an attempt to vary or exclude a limitation period under such applicable limitations statutes; (iv) rights to indemnity and contribution under the securities or the indenture which may be limited by applicable law; and (v) courts in Canada are precluded from giving a judgment in any currency other than the lawful money of Canada and such judgment may be based on a rate of exchange in existence on a day other than the day of payment, as prescribed by the Currency Act (Canada). This opinion is given as of the date hereof and is limited to the laws of the Provinces of Ontario and Québec and the federal laws of Canada applicable therein. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and the genuineness of signatures and to such counsel’s reliance on the Bank and other sources as to certain factual matters, all as stated in the opinion letter of such counsel dated December 20, 2023, which has been filed as Exhibit 5.3 to the Bank’s Form 6-K filed with the SEC dated December 20, 2023. References to the “indenture” in this paragraph mean the Indenture as defined in the opinion of Norton Rose Fulbright Canada LLP dated December 20, 2023, as further amended and supplemented by the sixth supplemental indenture dated as of July 23, 2024.

In the opinion of Davis Polk & Wardwell LLP, as special United States products counsel to the Bank, when the securities offered by this pricing supplement have been issued by the Bank pursuant to the indenture, the trustee has made, in accordance with the indenture, the appropriate notation to the master note evidencing such securities (the “master note”), and such securities have been delivered against payment as contemplated herein, such securities will be valid and binding obligations of the Bank, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith) and possible judicial or regulatory actions or applications giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that such counsel expresses no opinion as to (i) the enforceability of any waiver of rights under any usury or stay law or (ii) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as the foregoing opinion involves matters governed by the laws of the Provinces of Ontario and Québec and the federal laws of Canada, you have received, and we understand that you are relying upon, the opinion of Norton Rose Fulbright Canada LLP, Canadian counsel for the Bank, set forth above. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and the authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the opinion of Davis Polk & Wardwell LLP dated May 16, 2024, which has been filed as an exhibit to the Bank’s Form 6-K filed with the SEC on May 16, 2024. References to the “indenture” in this paragraph mean the Indenture as defined in the opinion of Davis Polk & Wardwell LLP dated May 16, 2024, as further amended and supplemented by the sixth supplemental indenture dated as of July 23, 2024.

Terms Incorporated in the Master Note

All terms of the securities included in this pricing supplement and the relevant terms included in the section entitled “General Terms of The Securities” in the accompanying product supplement, as modified by this pricing supplement, if applicable, are incorporated into the master note.